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                                                                  EXHIBIT 99(f)

                         BAY VIEW CAPITAL CORPORATION
                                      Common Shares
                     Initially Offered Pursuant to Rights
                        Distributed to Stockholders of
                         Bay View Capital Corporation

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Bay View
Capital Corporation (the "Company") of       shares of Common Stock, par value
$.01 per share (the "Common Stock"), of the Company, at a subscription price
of $      per share for each share of the Common Stock, pursuant to
transferable subscription rights (the "Rights") initially distributed to holders of record of the Common Stock as of the close of business on
          , 2001 (the "Record Date"). The Rights are described in the
Prospectus Supplement dated           , 2001, together with the accompanying
Prospectus dated           , 2001 (together, the "Prospectus"), and evidenced
by a Subscription Warrant registered in your name or the name of your nominee.

  Each beneficial owner of shares of the Common Stock registered in your name or the name of your nominee is entitled to one Right for each one share of the Common Stock owned by such beneficial owner.

  We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights.

  Enclosed are copies of the following documents:

  1.  Prospectus;

  2. The Instructions as to Use of Bay View Capital Corporation Subscription Warrants (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

  3. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

  4. A Notice of Guaranteed Delivery for Subscription Warrants issued by Bay View Capital Corporation; and

  5.  A return envelope addressed to Mellon Investor Services LLC.

  Your prompt action is requested. The Rights will expire at 5:00 P.M., New
York City Time, on           , 2001, unless extended by the Company (the
"Expiration Date").

  To exercise the Rights, properly completed and executed Subscription Warrants (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City Time, on the Expiration Date.

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  Additional copies of the enclosed materials may be obtained from Mellon
Investor Services LLC. Their toll-free telephone number is (800) 737-9864.

                                          Very truly yours,

                                          BAY VIEW CAPITAL CORPORATION

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF BAY VIEW CAPITAL CORPORATION, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

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